UNITED STATES SECURITIES AND EXCHANGE COMMISSION
      Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
   PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Davis Fundamental ETF Trust
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

2949 E. Elvira Rd.
Ste. 101
Tucson, AZ 85756
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
Davis Select International ETF	The NASDAQ Stock Market LLC	82-3870333
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:
Securities Act registration statement file number to which this form relates: 333-213073
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
A description of the Shares of the Davis Select International ETF is set forth in Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") (File Nos. 333-213073; 811-23181), as filed with the U.S. Securities and Exchange Commission (the "SEC") via EDGAR on February 27, 2018. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.
Item 2. Exhibits.

A.
Registrant's Amended and Restated Declaration of Trust dated June 24, 2016 is incorporated herein by reference to Exhibit (a) of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File Nos. 333-213073 and 811-23181), as filed with the SEC via EDGAR Accession No. 0001670310-16-000012 on August 11, 2016.

B.
Registrant's Certificate of Designation dated December 5, 2017 is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File Nos. 333-213073 and 811-23181), as filed with the SEC via EDGAR Accession No. 0001670310-17-000044 on December 6, 2017.

C.
Registrant's By-Laws dated March 17, 2016 are incorporated herein by reference to Exhibit (b) of the Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-213073 and 811-23181), as filed with the SEC via EDGAR Accession No. 0001670310-16-000007 on August 11, 2016.

D.
Form of Authorized Participant Agreement with Foreside Fund Services, LLC is incorporated herein by reference to Exhibit (99)(e) of the Registrant's filing on January 9, 2017 with the with the SEC via Edgar Accession No. 0001670310-17-000004 on January 9, 2017.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Davis Fundamental ETF Trust

Date: February 27, 2018

	By:	/s/ Ryan Charles
Ryan Charles Vice President and Secretary